Exhibit 99.1

Filing Subsidiaries

Almay, Inc.
Art & Science, Ltd.
Bari Cosmetics, Ltd.
Beautyge Brands USA, Inc.
Beautyge U.S.A., Inc.
Charles Revson Inc.
Creative Nail Design, Inc.
Cutex, Inc.
DF Enterprises, Inc.
Elizabeth Arden (Financing), Inc.
Elizabeth Arden Investments, LLC
Elizabeth Arden NM, LLC
Elizabeth Arden Travel Retail, Inc.
Elizabeth Arden USC, LLC
Elizabeth Arden, Inc.
FD Management, Inc.
North America Revsale Inc.
OPP Products, Inc.
RDEN Management, Inc.
Realistic Roux Professional Products Inc.
Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Professional Holding Company LLC
Riros Corporation
Riros Group Inc.
Roux Laboratories, Inc.
Roux Properties Jacksonville, LLC
SinfulColors Inc.
RML, LLC
PPI Two Corporation
Revlon (Puerto Rico) Inc.
Elizabeth Arden (UK) Ltd.
Elizabeth Arden (Canada) Limited
Revlon Canada Inc.
Beautyge I
Beautyge II, LLC
BrandCo Almay 2020 LLC
BrandCo Charlie 2020 LLC
BrandCo CND 2020 LLC
BrandCo Curve 2020 LLC
BrandCo Elizabeth Arden 2020 LLC
BrandCo Giorgio Beverly Hills 2020 LLC
BrandCo Halston 2020 LLC

BrandCo Jean Nate 2020 LLC
BrandCo Mitchum 2020 LLC
BrandCo Multicultural Group 2020 LLC
BrandCo PS 2020 LLC
BrandCo White Shoulders 2020 LLC